Exhibit 99.1

SABRA HEALTH CARE REIT, INC. ANNOUNCES ITS 2016 EARNINGS OUTLOOK
IRVINE, Calif., March 9, 2016 - Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (NASDAQ: SBRA) (NASDAQ: SBRAP) announced its outlook for the year ending December 31, 2016. This outlook is exclusive of any net operating income that may be generated from the four Forest Park investments (including the debtor-in-possession loan) or any gains or losses associated with exiting the Forest Park investments that are expected to occur during 2016. The outlook does include the expected interest expense savings from the pay down of borrowings under our revolving credit facility that is anticipated from proceeds generated from exiting the Forest Park investments. The actual timing of exiting the Forest Park investments and the proceeds generated therefrom could impact the amount of interest saving realized. In addition, the Company expects to receive default interest income in an amount equal to approximately $0.03 per diluted common share per quarter during 2016 until the exit from the Forest Park - Fort Worth construction loan is completed, which is not reflected in this outlook. Finally, this outlook excludes any potential investment activity during 2016 or the impact of financing any future investment activity.
The table below summarizes this outlook (per diluted common share):

Net income attributable to common stockholders	$1.00

Add:
Depreciation and amortization	1.13

FFO attributable to common stockholders	$2.13

Non-cash loss on extinguishment of debt related to prior credit facility	0.01
Normalized FFO attributable to common stockholders	$2.14

FFO attributable to common stockholders	$2.13
Acquisition pursuit costs	0.01
Stock-based compensation expense	0.08
Straight-line rental income	(0.32)
Amortization of deferred financing costs	0.10
Change in fair value of contingent consideration	0.01
Provision for doubtful straight-line rental income and loan losses	0.01

AFFO attributable to common stockholders	$2.02

Commenting on the 2016 outlook, Rick Matros, CEO and Chairman, said, “This 2016 outlook provides investors and analysts with an earnings run rate fully excluding the Forest Park investments. When compared to our 2015 results excluding the $0.31 per share of net operating income generated by the Forest Park investments in 2015, we expect a 15.4% increase in AFFO over our 2015 Normalized AFFO, or 10.4% on a per share basis, as well as a 10.3% increase in Normalized FFO over our 2015, or 5.4% on a per share basis. These increases are a result of the $551 million of accretive investments made throughout 2015 and the effective management of our costs, including reducing our borrowing costs under our revolving credit facility and term loans in January 2016.”
The foregoing outlook reflects management's current expectations and view of current and future market conditions. There can be no assurance that the Company's actual results will not differ materially from the estimates set forth above. Except as otherwise required by law, the Company assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.
ABOUT SABRA
Sabra Health Care REIT, Inc. (Nasdaq: SBRA) (Nasdaq: SBRAP), a Maryland corporation, operates as a self-administered, self-managed real estate investment trust (a "REIT") that, through its subsidiaries, owns and invests in real estate serving the healthcare industry. Sabra leases properties to tenants and operators throughout the United States and Canada.
FORWARD-LOOKING STATEMENTS SAFE HARBOR
Statements made in this release that are not historical facts are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These statements may be identified, without limitation, by the use of "expects," "believes," "intends," "should" or comparable terms or the negative thereof. Forward-looking statements in this release include all statements regarding our expectations concerning our outlook for the full year 2016 and the assumptions made therein.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including, among others, the following: our dependence on Genesis HealthCare LLC and certain wholly owned subsidiaries of Holiday AL Holdings LP until we are able to further diversify our portfolio; our dependence on the operating success of our tenants; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; changes in foreign currency exchange rates; our ability to raise capital through equity and debt financings; the impact of required regulatory approvals of transfers of healthcare properties; the effect of increasing healthcare regulation and enforcement on our tenants and the dependence of our tenants on reimbursement from governmental and other third-party payors; the relatively illiquid nature of real estate investments; competitive conditions in our industry; the loss of key management personnel or other employees; the impact of litigation and rising insurance costs on the business of our tenants; the effect of our tenants declaring bankruptcy or becoming insolvent; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the ownership limits and anti-takeover defenses in our governing documents and Maryland law, which may restrict change of control or business combination opportunities; the impact of a failure or security breach of information technology in our operations; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; our ability to maintain our status as a REIT; compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission (the "SEC"), especially the "Risk Factors" sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. Forward-looking statements made in this press release are not guarantees of future performance, events or results, and you should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. We assume no, and hereby disclaim any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.
NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: funds from operations attributable to common stockholders (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), and related per share measures. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles.
The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that FFO as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company’s operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and real estate impairment charges. AFFO is defined as FFO excluding straight-line rental income adjustments, stock-based compensation expense, amortization of deferred financing costs, acquisition pursuit costs, as well as other non-cash revenue and expense items (including provisions and write-offs related to straight-line rental income, provision for loan losses, changes in fair value of contingent consideration, amortization of debt premiums/discounts and non-cash interest income adjustments). Normalized FFO represents FFO adjusted for certain income and expense items that the Company does not believe are indicative of tis ongoing operating results.
The Company believes that the use of FFO, Normalized FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company's operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO, Normalized FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO, Normalized FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO, Normalized FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, Normalized FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO, Normalized FFO and AFFO may not be comparable to FFO, Normalized FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define Normalized FFO or AFFO differently than the Company does.
Contact:
Investor & Media Inquiries: (949) 679-0410
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